Exhibit 99.1

MVC Capital Receives Notice From NYSE

PURCHASE, N.Y., June 21, 2016 (GLOBE NEWSWIRE) -- MVC Capital, Inc. (NYSE:MVC), a publicly traded business development company that makes private debt and equity investments, received notice on June 15, 2016 from the New York Stock Exchange that it is out of compliance with the continued listing requirements under the timely filing criteria set forth in Section 802.01E of its Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the U.S. Securities and Exchange Commission.

As previously disclosed on Form 12b-25 filed with the SEC on June 10, 2016, MVC requires additional time to complete its Form 10-Q for the fiscal quarter ended April 30, 2016 (the "4/30/16 10-Q") for the reasons stated in such filing.

The specific timing for the filing of the 4/30/16 10-Q is not yet known, but it is currently expected to be filed as soon as practicable after the investigation into the allegations discussed in the Form 12b-25 is complete.

MVC-G

About MVC Capital, Inc.

MVC Capital is a Business Development Company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries.

Safe Harbor Statement

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including: the timing of the filing of the 4/30/16 10-Q; the actual financial results to be contained in the report; and changes in economic or financial market conditions and other factors that are enumerated in the Company's periodic filings with the Securities and Exchange Commission. MVC Capital disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

CONTACT:

Investor Relations Inquiries

Jackie Rothchild

914-510-9400

KCSA Strategic Communications

Jeffrey Goldberger / Brad Nelson

212-896-1249 / 212-896-1217

Media Inquiries

Patrick Scanlan

Sard Verbinnen & Co

212-687-8080